Exhibit 10.13

REDACTED

Certain identified information, indicated by [*****], has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed.

DEVELOPMENT AND INTELLECTUAL PROPERTY AGREEMENT

THIS DEVELOPMENT AND INTELLECTUAL PROPERTY AGREEMENT (the “Agreement”) is effective as of November 24, 2015 (the “Effective Date”), by and between TESLA GROHMANN AUTOMATION GMBH, a company established under the laws of Germany with offices at Rudolf-Diesel-Straße 14, 54595 Prüm (“TGA”), and CUREVAC AG, a German stock corporation with its principal place of business located at Paul-Ehrlich-Straße 15, 72076 Tübingen, Germany (“CureVac”). CureVac and TGA are each referred to herein as a “Party” and collectively as the “Parties.”

PREAMBLE

WHEREAS, CureVac is a biotechnology company that is a pioneer and technology leader in mRNA-based pharmaceutical products and vaccination approaches using its RNActive® technology. CureVac discovers, designs and develops first-in-class mRNA vaccines and therapies for the treatment of diseases with unmet medical need. CureVac has substantial knowledge and expertise in the area of the messenger RNA technology;

WHEREAS, TGA has intellectual property and more than thirty years of expertise in the engineering, development and manufacturing of state-of-the-art automation solutions for processes in the automotive, consumer electronics, and biotechnological industry;

WHEREAS, CureVac wishes for TGA to perform services and deliver products as defined in one or more Approved Work Orders, and TGA is willing to perform such services and deliver such products;

WHEREAS, the Parties have planned [*****] for development - including (i) the [*****] further detailed in [*****] (“Work Order I,” enclosed herewith as Annex 1) and (ii) the   [*****]   as described in [*****] (“Work Order II,” enclosed herewith as Annex 2) - and may agree to additional phases of development in connection herewith; and

WHEREAS, TGA and CureVac wish to allocate rights in any Intellectual Property developed in connection with the Work under this Agreement as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

1)	DEFINITIONS AND INTERPRETATION.

1.1	Definitions. Terms used herein with initial capitalization have the meanings specified below or where used in this Agreement:

(a)	“Acceptance” or “Accepted” shall have the meaning set forth in § 640 BGB (German Civil Code) and shall relate to both the Deliverable(s) and the Engineering Report I in Annex 1.

(b)	“Affiliate(s)” means and includes with respect to any Party, (i) any legal entity of which the securities or other ownership interests representing fifty percent (50%) or more of the equity or fifty percent (50%) or more of the ordinary voting power or fifty percent (50%) or more of the general partnership interest are, at the time such determination is being made, owned, controlled or held, directly or indirectly, by such legal entity, or (ii) any legal entity which, at the time such determination is being made, is controlling or under common control with, such Party. As used in this definition, the term “control”, whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a legal entity, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, with respect to CureVac, Affiliate shall not include Mr. Dietmar Hopp or dievini Hopp BioTech Holding GmbH & Co. KG, or any other person controlled by Mr. Dietmar Hopp or dievini Hopp BioTech Holding GmbH & Co. KG (other than CureVac or its Affiliates other than the foregoing).

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(c)	“Approved Work Order” means a Work Order that describes certain Work that TGA and CureVac will perform in connection with this Agreement and that is approved in writing by authorized representatives of both Parties.

(d)	“Background IP” means, collectively, the CureVac Background IP and the TGA Background IP.

(e)	“Claim” means any demand, or any civil, criminal, administrative or investigative claim, action or proceeding (including arbitration) asserted, commenced or threatened against an entity or person by a Third Party.

(f)	“Commercially Reasonable Efforts” means taking all such steps and performing in such a manner as a well-managed and diligent company would undertake where it was acting in a determined, prudent and reasonable manner to achieve a particular desired result for its own benefit.

(g)	“Confidential Information” as defined in Annex 4.

(h)	“CureVac Background IP” means, collectively, (i) any and all Intellectual Property or Know-How that was created, conceived, acquired, owned, or controlled by CureVac and/or any Affiliate of CureVac prior to the Effective Date of the Agreement and (ii) any and all Intellectual Property or Know-How that is created, conceived, acquired, owned, or controlled by CureVac and/or any Affiliate of CureVac, independently from TGA and TGA’s Confidential Information, after the Effective Date of the Agreement which is independent of, and not derived from, the Parties’ efforts under this Agreement, excluding Joint Inventions and Joint IP, both (i) and (ii) being reasonably necessary or useful for the development, manufacturing and commercialization of the Deliverables and/or Machine in accordance with this Agreement and/or to practice the Joint IP.

(i)	“Development Fee” has the meaning given in Section 10.3(a) below.

(j)	“Development Fee Period” has the meaning given in Section 10.3(b) below.

(k)	“Deliverable” means, any (tangible) result of Work which includes collectively, the machinery, controllers, computers, component parts, materials, drawings, manuals, and other personal property specifically identified as a TGA deliverable in an Approved Work Order, and may include prototypes and/or final manufacturing versions of the foregoing.

(l)	“Engineering Report” means the final Deliverable under Work Order I (see page 18 of Annex 1), including the “Feinkonzept”.

(m)	“Intellectual Property” means (i) Patents, trade names, trademarks, copyright, trade dress, industrial and other designs, rights in Confidential Information, Know-How, and other forms of intellectual property throughout the world, all whether or not registered or protected, or capable of such registration or protection (ii) all applications (or rights to apply) for, and renewals or extensions of, any of the rights described in the foregoing clause (i) and (ii) and all rights and applications that are similar or equivalent to the rights and application described in the foregoing clauses (i) and (ii), which exist now, or which come to exist in the future, in any part of the world.

(n)	“IP Milestone Fee” has the meaning given in Section 10.3(a)(ii) below.

(o)	“IP Milestone Fee Period” has the meaning given in Section 10.3(c).

(p)	“Joint IP” means, collectively, Intellectual Property in or arising from a Joint Invention.

(q)	“Joint IP Fee Period” means, as applicable the Development Fee Period or IP Milestone Fee Period.

(r)	“Joint Invention” means any of the following conceived or first reduced to practice by TGA, CureVac, or any person employed by or working under the direction of TGA or CureVac under this Agreement, excluding Background IP: (i) any invention, process, information (e.g. Know-How), or any experimental, development or research activities, including engineering related thereto, whether or not patentable; or (ii) any improvement in the design of the Deliverable(s) or any alternative or improved method of accomplishing the objectives of this Agreement; or (iii) derivatives of any of the foregoing.

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(s)	“Know-How” means any and all technical information and know-how owned or controlled by a Party, including without limitation, inventions, trade secrets, systems, programs, specifications, methods, improvements, data, instructions, processes, formulae, expert opinions and other information (in written or other tangible form) including, without limitation, any biological, chemical, pharmacological, toxicological, clinical, assay, control and manufacturing data, biological materials, manufacturing or related technology, analytical methodology, chemical and quality control procedures, protocols, techniques, improvements and results of experimentation and testing.

(t)	“Machine” means a functional unit comprising one or more Deliverables required for its functionality and/or incorporates, requires the use of, or derives from any Joint IP, Joint Invention, and/or TGA Background IP. For the avoidance of doubt, each prototype machine Deliverable which is used for non-evaluative machine production and each TGA Machine shall be deemed to be a Machine.

(u)	“Medical Product” means, collectively, any and all drug candidate or product that is developed or to be developed and/or commercialized by CureVac or licensed or sublicensed by CureVac to any Third Party, made by a Machine.

(v)	“Net Sales” means the gross amounts received by CureVac, its Affiliates, distributors and sublicensees (including their respective affiliates) (each, a “Selling Party”) from Third Party customers for sales or distribution of one or more Medical Products, less the Net Sales Deductions actually incurred, allowed, paid, accrued, or specifically allocated in its financial statements in accordance with generally-accepted accounting principles.

(w)	“Net Sales Deductions” means:

(i)	any and all of the following deductions, but shall not include any such deduction(s) to the extent resulting from or related to a Selling Party’s intention or attempt, in whole or in part, to avoid paying any IP Milestone Fees hereunder:

(a)	discounts (including trade, quantity and cash discounts) actually allowed, cash and non-cash coupons, retroactive price reductions, and charge-back payments and rebates granted to any Third Party (including to governmental entities or agencies, purchasers, reimbursers, customers, distributors, wholesalers, and group purchasing and managed care organizations or entities (and other similar entities and institutions)) which effectively reduced the selling price or gross sales of the Medical Product(s) and when they have not already been deducted on the invoiced amount;

(b)	credits or allowances, if any, on account of price adjustments, recalls, justified claims of Third Party customers, justified rejections or returns of items previously sold (including Medical Product returned in connection with recalls or withdrawals) and amounts written off by reason of uncollectible debt; provided, that, if the debt is thereafter paid, the corresponding amount shall be added to the Net Sales of the period during which it is paid;

(c)	insurance, customs charges, freight, postage, shipping, handling, and other transportation costs incurred by a Selling Party in shipping Medical Product to a Third Party when they are not invoiced to the Third Party; and

(d)	import taxes, export taxes, excise taxes (including annual fees due under Section 9008 of the United States Patient Protection and Affordable Care Act of 2010 (Pub. L. No. 111-48) and other comparable laws), sales tax, value-added taxes, consumption taxes, duties or other governmental taxes levied on, absorbed, determined and/or imposed with respect to such sales (excluding income or net profit taxes or franchise taxes of any kind).

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(ii)	The calculations set forth in this Section shall be determined in accordance with applicable accounting principles (such as GAAP or IFRS). Transfers of the Medical Product(s) among CureVac, its Affiliates, its distributors and Sublicensees for the purpose of subsequent resale to Third Parties will not generate Net Sales; with respect to such transfers, only the gross amounts invoiced in connection with the subsequent resale of the Medical Product(s) to Third Parties will be included in the calculation of Net Sales.

(x)	“Patents” means patents and patent applications, including without limitation utility patents, model patents and design patents and certificates of invention, provisional applications, divisional applications, continuations, continuations-in-part, reissues, extensions (including supplemental protection certificates), reexaminations or renewals thereof.

(y)	“Requirements” as defined in Section 2.5.

(z)	“Term” as defined in Section 13.

(aa)	”TGA Background IP” means, collectively, (i) any and all Intellectual Property or Know-How that was created, conceived, acquired, owned, or controlled by TGA and/or any Affiliate of TGA prior to the Effective Date of the Agreement, and (ii) any and all Intellectual Property or Know-How that is created, conceived, acquired, owned, or controlled by TGA and/or any Affiliate of TGA, independently from CureVac and CureVac’s Confidential Information, after the Effective Date of the Agreement which is independent of, and not derived from, the Parties’ efforts under this Agreement, excluding Joint Inventions and Joint IP, both (i) and (ii) being reasonably necessary or useful for the development, manufacturing and commercialization of the Deliverables and/or Machine in accordance with this Agreement and/or to practice the Joint IP.

(bb)	“TGA Machine” means, a Machine produced by or for TGA and sold or delivered hereunder to CureVac and/or CureVac’s authorized purchaser(s) or licensee(s), or other authorized parties. For the avoidance of doubt, the term TGA Machine does not include any Machines produced by or for any Third Party under a direct or indirect license from CureVac.

(cc)	”Third Party” means any party other than any of the Parties hereto and its Affiliates; employees of any of the Parties shall be considered Third Parties.

(dd)	“Work” means, collectively, the research, design, and development of Deliverable(s) and any related services and functions for which TGA is responsible, as each of the foregoing is described in the applicable Approved Work Order.

1.2	Interpretation. The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement. Section references are to sections of the document in which the reference is contained and will be deemed to refer to and include all subsections of the referenced section. Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing gender include all genders. Unless the context requires otherwise, (a) “including” (and any of its derivative forms) means including but not limited to, (b) “may” means has the right, but not the obligation to do something and “may not” means does not have the right to do something, and (c) “will” and “shall” apply to a mandatory obligation, not a permissive statement. In the event of a conflict between the English language version of this Agreement and any translations hereof, the English language version shall control.

2)	SUBJECT MATTER OF THE AGREEMENT.

2.1	Starting on the Effective Date and continuing through the Term, TGA will perform the Work in accordance with the terms of this Agreement and of the applicable Approved Work Order. Upon signature or written approval of an Approved Work Order by both Parties, the terms of the applicable Approved Work Order, together with the terms of this Agreement, will become a binding contract between the Parties with respect to its subject matter. The Parties intend to memorialize each Work Order using the form attached hereto as Annex 3 (Form of Work Order).

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2.2	TGA has already completed the Work under Annex 1 (Work Order I) as of the Effective Date, and CureVac has granted Acceptance for the resulting Engineering Report provided by TGA. Work Order I is an Approved Work Order.

2.3	For purposes of Annex 2 (Work Order II), TGA will perform the Work for which it is responsible thereunder for [*****] each Deliverable as described therein. CureVac will support TGA in performing its obligations hereunder. The Parties acknowledge that the Work is for [*****]. Notwithstanding anything to the contrary in Work Order II, TGA shall render services laid out in Work Order II, but only be obligated to use Commercially Reasonable Efforts with regard to Deliverables and to (a) meet the detailed Requirements set forth therein, and (b) provide reasonable post-Acceptance support, sustained engineering support, upgrades, and training to CureVac with respect to the Deliverables at fees or rates quoted by TGA or, if applicable, at fees or rates mutually agreed by the Parties.

2.4	The Parties shall meet quarterly to review the Work under each Approved Work Order either in person, by videoconference, or by telephone. The Parties will at least meet once per year in person. Each Party may propose a meeting date and time, and the other Party will use Commercially Reasonable Efforts to accommodate such date and time.

2.5	The target requirements for the Deliverables, such as design and development process, verification and validation requirements, regulatory, functional and technical needs, development and manufacturing cost objectives (collectively, the “Requirements”) will be set forth in the applicable Approved Work Order.

2.6	If and to the extent that the Parties wish to enter into an additional Work Order and/or if CureVac wishes to order one or more TGA Machines from TGA, the Parties shall negotiate in good faith the terms and conditions (including pricing and volumes if applicable) for such an agreement; provided, however, that neither Party shall be obligated to enter into any such agreement. The Parties will reference the agreed terms and conditions in Annex 6 in connection with any discussion about orders for TGA Machines.

3)	TGA OBLIGATIONS.

3.1	TGA covenants that the Deliverables will comply with the electrical, mechanical and engineering certifications, regulations, and standards as defined under the Approved Work Order and as applicable at the location of delivery of Deliverables. Unless agreed otherwise in an Approved Work Order, TGA shall deliver each Deliverable Ex Works (Incoterms 2010) at its facility located at [*****].

3.2	TGA will: (a) use Commercially Reasonable Efforts to ensure that the Deliverables (i) are free from defects in material and workmanship and (ii) conform to the Requirements; and (b) perform the Work in a good, professional and workmanlike manner, in accordance with industry standards.

3.3	TGA shall provide, at CureVac’s cost, CureVac with all the documents as reasonably requested for CureVac to comply with the applicable laws, rules, and regulations for the location of application of Machines, if and to the extent that such documents are available to TGA and/or that TGA can reasonably generate such documents.

4)	CHANGES.

4.1	Either Party may propose one or more reasonable change(s) under this Agreement (including changes with respect to the Deliverables or the Requirements) by delivering a written proposal to the other Party. The other Party shall respond in writing to any such proposal within a reasonable time, taking into account the level of complexity and priority of the contemplated changes(s), and shall use Commercially Reasonable Efforts to estimate the following in connection with the proposed change: (a) any anticipated impact(s) on the Deliverables or Requirements; (b) any estimated impact(s) on the implementation schedule; and (c) any necessary adjustment to the price.

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4.2	The Parties shall negotiate in good faith each proposed change under this Agreement. No change shall be effective unless approved and signed by authorized representatives of each Party using a form substantially similar to Annex 6 to memorialize the change.

5)	FINANCIAL CONDITIONS.

5.1	The consideration and payment terms under Work Order I are set forth in Annex 1.

5.2	The consideration and payment terms under Work Order II are set forth in Annex 2.

5.3	Unless expressly stated otherwise in an Approved Work Order, CureVac will pay undisputed amounts for all Work and Deliverables within [*****] net upon receipt of a related invoice. The consideration and payment terms shall be set forth either in an Approved Work Order signed by both Parties or, in the absence of such Approved Work Order, in the TGA proposal Accepted in writing by CureVac against which CureVac is supposed to issue an order which TGA is supposed to accept. Any wrongfully withheld amounts due shall be subject to statutory interest per applicable law.

5.4	CureVac will pay all Development Fees and IP Milestone Fees as set forth in Section 10) below.

5.5	The Parties intend that, if CureVac orders TGA Machines, the pricing will take into account volumes and economies of scale of producing the TGA Machines.

6)	LIABILITY.

6.1	Exclusions of Liability. Subject to Section 6.3 below and except as expressly set forth herein or in an Approved Work Order, the Parties agree as follows to the maximum extent permitted by applicable laws: [*****].

6.2	Limitations of Liability. Subject to Section 6.3 below and except as expressly set forth herein or in an Approved Work Order, the Parties agree as follows: (a) TGA’s total liability under this Agreement shall not exceed an amount equal to [*****]; and (b) CureVac’s total liability under this Agreement shall not exceed an amount equal to the following: (1) for Work and Deliverables, the [*****]; and (2) with respect to Intellectual Property, the [*****].

6.3	Exceptions. The limitations and exclusions set forth in Sections 6.1 and 6.2 will not apply with respect to: [*****].

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6.4	Force Majeure. “Force Majeure Event” means an event beyond the reasonable control of a Party that delays or prevents the Party from performing its obligations under the Agreement potentially including embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, earthquakes or other acts of God, or generally applicable action or inaction by any governmental authority, but excluding any government action or inaction that is specific to such Party, provided that (a) the affected Party is without fault in causing or failing to prevent the event, (b) the event cannot be circumvented through the use of commercially reasonable alternative sources, workaround plans or other means. In the event of a Force Majeure Event, the affected Party shall not be liable for any failure or delay in performing any of its obligations under or pursuant to this Agreement, and such a failure or delay shall not constitute a breach of this Agreement. The Party seeking to rely on this clause shall notify the other Party in writing of such force majeure circumstances as soon as reasonably practical and use reasonable endeavors in any situation where it has invoked this clause to cure such force majeure circumstances or to perform its relevant obligations as soon as possible. The time for performance of the affected obligations or the applicable Work Order shall be extended by a period equivalent to the period of the delay. Should a Force Majeure Event prevent any of the Parties from performing part or all of its obligations under any Approved Work Order for a period of [*****] or more, the unaffected Party shall have the right to terminate the Approved Work Order upon giving [*****] prior written notice. In the event of such termination, the other Party shall be paid for all Work or services performed prior to the date of termination. If the Force Majeure Event leads to a prevention of any Party from performing under this Agreement as a whole, such Party may terminate all Approved Work Orders and this Agreement if the Force Majeure Event continues for more than [*****].

7)	REPRESENTATIONS AND WARRANTIES. Each Party represents and warrants to the other as follows: (a) it is duly incorporated, validly existing, in good standing, and has the power and authority to carry on its business, to hold property and to enter into this Agreement; (b) the terms of the Agreement are not inconsistent with its other contractual arrangements; and (c) the person executing this Agreement on its behalf has the full power and authority to enter into this Agreement on its behalf.

8)	INDEMNIFICATION.

8.1	TGA shall defend and indemnify CureVac, CureVac’s Affiliates, and their respective directors, officers, employees, agents, successors, and assigns (collectively, the “CureVac Indemnitees”) from and against any and all costs, fees, penalties, expenses, damages, reasonable attorneys’ fees and all other liabilities whatsoever (“Losses”) arising out of or relating to the following against any Indemnified Party: (i) any Claim that any Deliverable or Machine infringes any Intellectual Property of a Third Party, where such Claim is based solely on TGA Background IP; and (ii) any Claim with respect to the gross negligence or willful misconduct of any of the TGA Indemnitees. The foregoing is subject to Section 8.4 below.

8.2	CureVac shall defend and indemnify TGA, TGA’s Affiliates, and their respective directors, officers, employees, agents, successors, and assigns (collectively, the “TGA Indemnitees”) from and against any and all Losses arising out of or relating to any of the following against any Indemnified Party: (a) any Claim that any Deliverable or Machine infringes any Intellectual Property of a Third Party, where such Claim is based solely on CureVac Background IP; (b) any Claim for death or bodily injury, or the damage, loss or destruction of real or tangible personal property of any Third Party or any Affiliate of CureVac (including CureVac’s, Affiliates, and their respective subcontractors) caused by, or alleged to be caused by or related to, the operation or use of any Machine, Deliverable, or Medical Product; or (c) any Claim by, on behalf of, or relating to any employees, agents, independent contractors, and/or directors of CureVac, its Affiliates, or any of their respective subcontractors in connection with this Agreement and/or the use, development, or production of Machine(s), Deliverable(s), or Medical Product(s). The foregoing is subject to Section 8.4 below.

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8.3	The Party seeking indemnification hereunder (as applicable, the “Indemnified Party”) will give the other Party (the “Indemnifying Party”) prompt written notice of any Claim for which indemnification is sought hereunder. Failure to give notice will not diminish the Indemnifying Party’s obligation under this Section if the Indemnifying Party has or receives knowledge of the existence of such Claim by any other means or if the failure does not materially prejudice its ability to defend the Claim. The Indemnifying Party may select legal counsel to represent the Indemnified Party (said counsel to be reasonably satisfactory to the Indemnified Party) and otherwise control the defense of such Claim. If the Indemnifying Party elects to control the defense of such Claim, the Indemnified Party may participate in the defense at its own expense. If the Claim is one that cannot by its nature be defended solely by the Indemnifying Party, then the Indemnified Party will make available information and assistance as the Indemnifying Party may reasonably request. The Indemnifying Party may not, without the prior written consent of the Indemnified Party, (i) consent to the entry of any judgment or enter into any settlement that provides for injunctive or other non-monetary relief affecting any indemnitee hereunder, or (ii) consent to the entry of any judgment or enter into any settlement unless such judgment or settlement provides for an unconditional and full release of the Indemnified Party and the other indemnitees hereunder and does not diminish any of the Indemnified Party’s rights under this Agreement or result in additional fees or charges to the Indemnified Party.

8.4	Each Party’s respective obligations to indemnify (exclusive of the obligation to defend) will not apply if and to the extent that Losses were caused by the willful misconduct, intentional misconduct, or gross negligence of such Party, but only as expressly agreed in writing by such Party or as determined by a court of competent jurisdiction in a final judgment which is not subject to appeal.

9)	CONFIDENTIALITY. The confidentiality terms set forth in Annex 4 (Confidentiality) shall govern the Parties’ respective obligations with respect to confidentiality under this Agreement.

10)	INTELLECTUAL PROPERTY.

10.1	Background IP.

(a)	Each Party reserves sole and exclusive ownership of its Background IP. Each Party’s Background IP shall be deemed to be such Party’s Confidential Information for purposes of this Agreement. BACKGROUND IP IS PROVIDED HEREUNDER “AS-IS, WHERE IS”, WITHOUT WARRANTY OF ANY KIND.

(b)	The Parties each acknowledge that (i) neither the Deliverables nor the Machines may be manufactured without rights to the Joint IP and TGA Background IP, and (ii) neither the Deliverables nor the Machines may be operated without rights to the Joint IP, TGA Background IP, and CureVac Background IP. Accordingly, the Parties agree to the license and other terms herein.

(c)	TGA grants to CureVac, and CureVac hereby accepts, a non-exclusive, royalty-free except as otherwise specified in this Section, perpetual, irrevocable as to existing Machines, world-wide license to use, sublicense, and distribute TGA Background IP that is incorporated into any Deliverable or Joint IP or is reasonably required to use or maintain any Deliverable or Joint IP in a cost-effective or efficient manner (e.g., tools).

(d)	CureVac grants to TGA, and TGA hereby accepts, a limited, non-exclusive, non-transferable, no-charge license during the Term to CureVac Background IP as required for TGA to perform its obligations with respect to (i) the Work under any Approved Work Order and/or (ii) any order for the manufacture and sale of Machines to CureVac or its authorized purchasers.

10.2	Joint Inventions.

(a)	Ownership of Inventions. All Intellectual Property generated under this Agreement shall be Joint IP. TGA and CureVac shall each have an equal and undivided one-half (1/2) joint ownership interest in any and all Joint Inventions and Joint IP. Inventorship of Joint Inventions will be determined in accordance with the patent laws of the country in which the Invention is created.

(b)	Licenses in Joint IP.

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(i)	TGA grants to CureVac, and CureVac hereby accepts, an exclusive (only with respect to Machines, and for the duration of the Joint IP Fee Period, after which the license shall be non-exclusive), royalty-free except as otherwise specified in this Section, perpetual, irrevocable as to existing Machines, world-wide license to TGA’s interest in Joint IP. For the avoidance of doubt, nothing in this Agreement shall be construed to limit CureVac’s ability and right to use such Joint IP subject to compliance with the terms of this Section 10.

(ii)	CureVac grants to TGA, and TGA hereby accepts, a non-exclusive, royalty-free, perpetual, irrevocable as to existing Machines, worldwide license to CureVac’s interest in Joint IP (A) to perform its obligations under this Agreement, and (B) for applications and use unrelated to Machines. For the avoidance of doubt, nothing in this Agreement shall be construed to limit TGA’s ability and right to use Joint IP in applications and context unrelated to Machines.

(c)	Rights in Joint IP. The Parties agree as follows with respect to the Joint Inventions and Joint IP:

(i)	CureVac may sublicense (in multiple tiers) Joint IP to one or more Third Parties that commit in writing to be subject to obligations substantially similar to the ones under this Agreement, including confidentiality obligations at least as protective as those set forth in Annex 4 and audit provisions similar to Section 14.2; and

(ii)	Subject to CureVac’s compliance with the terms of this Section 10), TGA shall not, without CureVac’s prior written consent, (A) license any rights in Joint IP to any Third Party, or (B) manufacture for and deliver to any Third Party one or more Machines.

(d)	Prosecution. The Parties shall discuss in good faith the filing and protection of Joint IP. Unless otherwise agreed by the Parties, the Parties agree that neither Party may file an application, registration, extension, renewal, or re-issuance for Joint IP without first giving notice to, and offering to discuss the filing in good faith with, the other Party. Each Party agrees to refrain from submitting any such filing until after it has made reasonable efforts to discuss the filing with the other Party, with the expectation that the Parties will allow at least [*****] to review and discuss the filing. The filing Party shall bear its own costs and expenses for any such filing.

(e)	Infringement. The Parties shall discuss in good faith the protection of Joint IP against infringement or misappropriation by Third Parties. TGA may at its expense take steps to protect Joint IP to the extent related to the manufacture of Machines, and CureVac may at its expense take steps to protect Joint IP to the use of Machines for production of Medical Products.

10.3	Joint IP Fees.

(a)	In consideration of the Work, TGA’s contributions to Joint IP and Joint Inventions, and the rights, and obligations in Sections 10.1 (Background IP) and 10.2(b) above, CureVac shall pay TGA the following during the applicable Joint IP Fee Period:

(i)	[*****] (the “Development Fee”); and

(ii)	[*****] (the “IP Milestone Fee”).

(b)	Development Fees. During the period of time beginning on the Effective Date and continuing until 10 years after the date that a Machine is first used commercially (i.e., for commercial, as opposed to testing or evaluation of the Machine, purposes) to produce one or more Medical Products intended (or the charitable equivalent of a sale) to generate Net Sales, (“Development Fee Period”), CureVac will pay a Development Fee per Machine [*****] For example:

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(i)	[*****];

(ii)	[*****];

(iii)	[*****]

TABLE 1: DEVELOPMENT FEES
Incremental Volumes of Machines (Aggregate)	Development Fee
Machines [*****]	[*****] per Machine
Machines [*****]	[*****] per Machine
Machines [*****]	[*****] per Machine
Machines [*****] and more	[*****] per Machine

(c)	IP Milestone Fees. During the period of time beginning on the Effective Date and continuing until the earlier of (i) 10 years after the date that a Machine is first used commercially (i.e., for commercial, as opposed to testing or evaluation of the Machine, purposes) to produce one or more Medical Products intended (or the charitable equivalent of a sale) to generate Net Sales, and (ii) [*****] in aggregate Net Sales (the “IP Milestone Fee Period”), CureVac will pay [*****] per Table 2 below based [*****] by any and all Medical Products, provided that each “Net Sales” bracket and each related “IP Milestone Fee” bracket in the table below may only be consummated once. Once the IP Milestone fee of [*****] for reaching [*****] in Net Sales is reached and paid, [*****] For example:

(i)	[*****]

TABLE 2: IP MILESTONE FEES
Net Sales (aggregate)	IP Milestone Fee (USD)
[*****]	[*****]

(d)	Reporting and Payment.

Development and Intellectual Property Agreement	10

(i)	For each year during the Joint IP Fee Period, CureVac shall report to TGA no later than [*****] of the subsequent year the following:

(a)	[*****] and

(b)	[*****]

(ii)	CureVac shall pay the Development Fee and the IP Milestone Fee, if applicable, for each year to TGA no later than the end of April of the subsequent year.

(iii)	If and to the extent that CureVac knowingly fails to report any [*****] for any year during the Joint IP Fee Period or fails to pay any Development Fee(s) when due and fails to promptly cure (and in any event within [*****] after learning of such failure), the applicable Development Fee shall be subject to [*****].
(iv)	The provisions of this Section are essential to TGA’s agreement. This Section 10.3 shall survive the expiration or termination of this Agreement or of any Approved Work Orders for any reason whatsoever. Further, the Parties agree that the provisions of this Section 10.3, including CureVac’s obligations to pay Development Fees and IP Milestone Fees in accordance with the terms hereof, shall remain fully enforceable and valid notwithstanding any of the following: the expiration, invalidity of, or challenges to the validity of any Background IP and/or Joint IP, including Patents; any change(s) in market conditions or business environment; any change(s) to CureVac’s corporate and/or ownership structure; as far as legally possible the insolvency or status of CureVac and/or any of its Affiliates as debtor(s) in bankruptcy, insolvency, receivership, or similar proceedings.

10.4	After expiration of the Joint IP Fee Period, CureVac shall have a non-exclusive, fully paid-up, worldwide, irrevocable, perpetual, transferable and sublicensable (in multiple tiers) license under Joint IP and Joint Inventions (including TGA’s interest in such Joint IP and Joint Inventions), and to the TGA Background IP that is incorporated into any Deliverable, Joint IP, or Joint Invention, and/or that is reasonably required to use or practice any Joint IP or Joint Invention.

10.5	Personnel. Each Party is responsible for having in place with each of its employees, agents, contractors, subcontractors, and other personnel (either directly or indirectly through their respective employers) such agreements respecting Intellectual Property as are necessary to comply with this Agreement. Without limiting the foregoing, in the event that a Party engages a subcontractor to perform any activities assigned to it under this Agreement, such Party shall use Commercially Reasonable Efforts to ensure that such subcontractor has agreed to assign to the Party engaging such subcontractor (and if not possible to grant a fully-paid, exclusive, royalty-free, worldwide license to such Party, with the right to sublicense through multiple tiers, under) all inventions made by such subcontractor in the course of performing such subcontracted work that relate to any activities covered by this Agreement.

10.6	General. Except for the rights expressly granted in this Agreement, nothing in this Agreement will operate to transfer interest in any Intellectual Property by implication, estoppel or otherwise. All licenses and rights of use granted under or pursuant to this Agreement shall be deemed to be licenses to rights in “intellectual property” for the purposes of Section 365(n) of the United States Bankruptcy Code.

11)	INSURANCE. Each Party shall procure and maintain insurance as required by applicable law.

Development and Intellectual Property Agreement	11

12)	SUBCONTRACTING.

12.1	TGA shall not subcontract the performance of any Work under this Agreement or an Approved Work Order to a Third Party without the prior written consent of CureVac. CureVac shall not unreasonably withhold, condition, or delay its consent to any such proposed arrangement; provided, however, that CureVac may condition its consent on certification by TGA that the subcontractor is subject to confidentiality obligations no less protective than those applicable to TGA under this Agreement. If CureVac wishes to verify the existence of such confidentiality obligation, the Parties shall designate by mutual agreement a Third Party to confirm the existence of such obligation.

12.2	TGA may, in the ordinary course of business, procure and use Third Party services and products that are not dedicated to performance of the Work, and TGA may procure and use Third Party parts, components, material, and equipment in connection with the Work. TGA may also engage individual independent contractors to supplement its employee workforce. Such arrangements do not constitute subcontracting for the purposes of this Section.

13)	TERM AND TERMINATION.

13.1	This Agreement shall commence as of the Effective Date and shall remain in force until the expiration of the last Joint IP Fee Period, unless terminated earlier under this Section or by mutual written agreement of the Parties as applicable (such period is the “Term”). The Parties may agree to extend Term in writing. This Agreement and each Approved Work Order may only be terminated as provided in this Section 13) and Section 6.4 (Force Majeure). The term of each Approved Word Order (each a “Work Order Term”) will be set forth therein.

13.2	The Parties may terminate an Approved Work Order as follows:

(a)	The Parties may terminate an Approved Work Order by mutual written consent, as signed by an authorized representative of each Party;

(b)	If one Party materially breaches its obligations under this Agreement or an Approved Work Order and does not cure such breach within a reasonable period (not to be less than [*****] following written notice of such breach by the other Party, then the Party that is not in breach may terminate the affected Approved Work Order(s) and, in the event of any such termination:

(i)	the breaching Party will reimburse the terminating Party for any non-cancellable costs reasonably incurred by the terminating Party, in reliance on the terminated Approved Work Order(s), subject to Section 6) (Liability) above;

(ii)	for termination by TGA due to CureVac’s material breach with respect to that Approved Work Order, (A) CureVac shall pay TGA a termination fee [*****] (B) CureVac grants and TGA accepts a non-exclusive, fully paid-up, sublicenseable (in multiple tiers), worldwide, irrevocable and perpetual license to the CureVac Background IP and to CureVac’s interest in Joint IP to manufacture Machines relevant to or deriving from that Approved Work Order, and (C) CureVac will provide the information and existing documentation with respect to such CureVac Background IP and Joint IP as reasonably required for TGA or a Third Party to enable such manufacturing of the Machines; and

(iii)	for termination by CureVac due to TGA’s material breach with respect to that Approved Work Order, TGA grants and CureVac accepts a fully paid-up, sublicenseable (in multiple tiers), worldwide, irrevocable and perpetual license to the TGA Background IP and to TGA’s interest in Joint IP reasonably required for CureVac to complete the Work under the Approved Work Order either on its own or with another supplier (to the extent such rights are not already granted hereunder), and (C) TGA will provide the information and existing documentation (but without any continuation of Work or other services) with respect to such TGA Background IP and Joint IP as reasonably required for CureVac or a Third Party to enable the completion of such Work.

Development and Intellectual Property Agreement	12

(c)	Either Party may terminate an Approved Work Order for convenience (i.e. without cause) by giving written notice to the other Party and agreeing to the following:

(i)	for termination by TGA, TGA grants CureVac and CureVac accepts a fully paid-up, sublicenseable (in multiple tiers), worldwide, irrevocable and perpetual license to the TGA Background IP and its interest in Joint IP to the extent reasonably required for CureVac to complete the Work under the Approved Work Order either on its own or with another supplier (to the extent such rights are not already granted hereunder) and TGA will provide the information and existing documentation (but without any continuation of Work or other services) with respect to such TGA Background IP and Joint IP as reasonably required for CureVac or a Third Party to enable the completion of such Work; and

(ii)	for termination by CureVac, CureVac shall pay TGA a termination fee [*****].

(d)	If a Party terminates an Approved Work Order for the other Party’s breach according to Section 13.2(b) above, the terminating Party may in its discretion convert such termination to a termination for convenience hereunder upon written notice to the other Party.

(e)	Either Party may terminate all Approved Work Orders hereunder upon written notice if the other Party is declared insolvent, becomes a debtor in a bankruptcy, insolvency, receivership, or similar proceeding commenced by a Third Party that is not dismissed within [*****] after commencement, proceedings in bankruptcy or insolvency are instituted by or against it, undergoes voluntary or involuntary dissolution, and undergoes serious financial difficulties that may lead to the opening of insolvency proceedings in the near future or makes an assignment for the benefit of its creditors. In that case, the effects of termination laid out in Section 13.2(b) above shall apply. In the event of a Party’s insolvency, the affected Party shall be treated as a breaching Party under Section 13.2(b) above.

(f)	As set forth in Section 6.4 with respect to a Force Majeure Event.

13.3	This Agreement contemplates the long-term allocation of certain rights with respect to Intellectual Property, Indemnification, and other issues. Accordingly, the Parties agree that any termination of Approved Work Order(s) hereunder shall not affect the Parties’ other rights and obligations under this Agreement.

14) GENERAL.

14.1	Advertising. Neither Party will use the other Party’s name nor marks, refer to or identify the other Party in any advertising or publicity releases or promotional or marketing correspondence to others without such other Party’s written approval.

Development and Intellectual Property Agreement	13

14.2	Audit.

(a)	During business hours and upon reasonable advance notice not more than once each calendar year, TGA’s appointed independent auditor may inspect, examine and audit the records and data of CureVac, CureVac’s Affiliates, and their respective agents and subcontractors that pertain to CureVac’s obligations under Section 10) (Intellectual Property) of this Agreement to verify (a) the accuracy of CureVac’s reports and payments per Section 10) (Intellectual Property) and (b) CureVac’s compliance with this Agreement. In support of the foregoing right, CureVac will keep and maintain (i) financial records relating to the Agreement in accordance with generally accepted accounting principles, (ii) records substantiating CureVac’s invoices, (iii) records pertaining to CureVac’s compliance with the Agreement, and (iv) such other operational records with respect to Intellectual Property and related fees and other monetary amounts as CureVac keeps in the ordinary course of its business. TGA may not audit a time period for a particular issue more than once. CureVac will retain such records for the longer of [*****] after the end of each year of a Joint IP Fee Period or as required by applicable Laws. CureVac will make such records available to TGA’s auditors for examination and copying upon request. TGA shall bear its own costs and expenses for any audit pursuant to this provision; provided, however, that if an audit reveals that CureVac has not paid TGA in aggregate amounts due under this Agreement (including Development Fees and IP Milestone Fees) for any calendar year shown by such inspection of more than [*****] CureVac shall promptly reimburse TGA for the actual costs and expenses of such audit. Any underpayments shall be paid by CureVac within [*****] of notification of the results of such audit.

(b)	Upon notice by TGA of its intention to conduct an audit of IP Milestone Fees, but no more than once per calendar year, CureVac shall at its expense provide an annual certification by a reputable Third Party accounting firm as to the accuracy of the reports submitted by CureVac with respect to Net Sales and IP Milestone Fees.

14.3	Non-Solicitation. The Parties recognize that the employees of the other Party, and such employees’ loyalty and service to such Party, constitute a valuable asset of such Party. Accordingly, during the Term of this Agreement and for a period of [*****] thereafter, CureVac as well as TGA agrees not to actively solicit employment with any person who was employed by the related other Party within [*****] of such person’s employment by such Party.

14.4	Relationship of Parties. The relationship between the Parties is that of independent contractors and neither Party will have the authority to bind or act on behalf of the other Party without its prior written consent. This Agreement will not constitute, create, or in any way be interpreted as a joint venture, partnership or business organization of any kind.

14.5	Entire Agreement. This Agreement, its Annexes, and all documentation attached hereto or expressly incorporated by reference herein, will constitute the entire understanding of the Parties relating to the subject matter of this Agreement and will not be changed or modified except in writing and signed by authorized representatives of the Parties. All prior agreements, whether written or oral between the Parties relating to the subject matter of this Agreement, are superseded by this Agreement and are of no further force or effect. For clarity, other than the terms and provisions in this Agreement no commercial or legal terms, in particular no general terms and conditions, of one Party will apply. The preamble and recitals on page 1 of this Agreement and Annexes 3, 4, 5 and 6 hereto form an integral part of this Agreement and are hereby incorporated by reference herein. Work Orders I and II are attached hereto for reference as, respectively, Annexes 1 and 2, and per Section 2.1 above each Work Order is a separate contract which incorporates the terms and conditions of this Agreement.

14.6	Conflict of Terms. In the event of a conflict between the terms of this Agreement and the terms of any Approved Work Order or Annex (including any agreements incorporated by reference through an Annex), the terms of this Agreement will govern.

14.7	Severability. If any provision of this Agreement will be deemed void or unenforceable in whole or in part for any reason whatsoever, the remaining provisions will remain in full force and effect, and the Parties will negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent and the surviving clauses of this Agreement shall be construed to give maximum effect to the intention of the Parties as of the date last signed below.

14.8	Non-Waiver. No failure or delay of one of the Parties to insist upon strict performance of any of its rights or powers under this Agreement will operate as a waiver thereof, nor will any other single or partial exercise of such right or power preclude any other further exercise of any rights or remedies provided by law.

Development and Intellectual Property Agreement	14

14.9	Governing Law and Dispute Resolution.

(a)	This Agreement will be governed by and construed in accordance with the laws of Germany, excluding its conflict of laws rules. The United Nations Convention on Contracts for the International Sale of Goods will not apply in any way to this Agreement or to the transactions contemplated by this Agreement or otherwise to create any rights or to impose any duties or obligations on any Party to this Agreement.

(b)	In the event of a dispute between the Parties, the Parties will first attempt in good faith to resolve such dispute by negotiation and consultation between themselves or the liaison. In the event that such dispute is not resolved on an informal basis within [*****] any Party may, by written notice to the other, have such dispute referred to each Party’s managing executive or director or his or her designee (who will be a senior executive), who will attempt in good faith to resolve such dispute by negotiation and consultation for an additional [*****] period following receipt of such written notice.

(c)	If the Parties are unable to resolve such dispute in connection with this Agreement or its validity through good-faith negotiations within [*****], the dispute shall be finally settled in accordance with the Arbitration Rules of the German Institution of Arbitration (DIS) (“Arbitrator”) in accordance with the then-current DIS-Arbitration Rules 98, available at http://www.disarb.org/en/16/rules/dis-arbitration-rules-98-id10, without recourse to the ordinary courts of law. The existence, content and result of the arbitration shall be held in confidence by the Parties, their representatives, any other participants, and the Arbitrator. The arbitration will be conducted by three arbitrator(s) selected in accordance with the Arbitrator rules. Any demand for arbitration and any counterclaim will specify in reasonable detail the facts and legal grounds forming the basis for the claimant’s request for relief and will include a statement of the total amount of damages claimed, if any, and any other remedy sought by the claimant. The arbitration will be conducted in the German language in Frankfurt am Main, Germany. Each Party will bear its own expenses in the arbitration and will share equally the costs of the arbitration; provided, however, that (i) the Arbitrators may, in their discretion, award reasonable costs and fees to the prevailing Party, and (ii) the Arbitrator shall award reasonable costs and fees to TGA if TGA prevails in an action for unreported and/or unpaid Development Fees and/or IP Milestone Fees. The Arbitrators will have full power and authority to determine issues of arbitrability and to interpret or construe the applicable provisions of this Agreement and to fashion appropriate remedies for breaches hereof (including interim or permanent injunctive relief); provided that the Arbitrators will not have any right or authority: (i) in excess of the authority of a court having jurisdiction over the Parties and the dispute would have absent this arbitration agreement; (ii) to award damages in excess of the types and limitation of damages found in this Agreement; or (iii) to modify the terms of this Agreement. The award of the Arbitrators will be issued within [*****] of the completion of the hearing, shall be in writing, and shall state the reasoning on which the award is based. The Parties further consent to the jurisdiction of any state or federal court with subject matter jurisdiction located within a district that encompasses assets of a Party against whom a judgment (or award) has been rendered for the enforcement of the judgment (or award) against the assets of such Party.

14.10	Assignment.

(a)	Unless otherwise provided for in this Agreement, each Party agrees that it shall not assign or transfer this Agreement, any Approved Work Order, or any of its rights or obligations thereunder (including legal and beneficial ownership stakes in Joint IP and Joint Inventions) without the other Party’s prior written consent, and any attempt to do so shall be void.

Development and Intellectual Property Agreement	15

(b)	Each Party may propose to assign this Agreement, delegate performance of any obligations under this Agreement, or transfer any ownership rights in Joint IP and/or Joint Inventions to an Affiliate of such Party or any other Third Party (the “Proposed Assignee”) upon prior written consent by the other Party, provided that either Party may assign this Agreement without such consent to an Affiliate or to its successor in connection with sale of all or substantially all of its assets or business or that portion of its business pertaining to the subject matter of this Agreement (whether by merger, consolidation or otherwise). Each Party agrees that it shall not unreasonably withhold, condition, or delay its consent to such proposal (each, a “Proposed Transfer”) by the other Party; provided, however, that each Party may withhold consent in its sole discretion in the following circumstances: (i) the Proposed Assignee does not agree in writing to be subject to the terms and conditions of this Agreement; (ii) the Proposed Assignee does not agree in writing to assume the corresponding obligations hereunder, including without limitation the obligations in Sections 10) (Intellectual Property) and 14.2 (Audits); (iii) the Proposed Assignee is not financially solvent and capable of complying with such terms and conditions and of performing such obligations hereunder; or (iv) if the Proposed Transfer entails transfer of CureVac’s interest in any Joint IP and the Proposed Transfer would, or is reasonably likely to, impair, frustrate, or avoid the timely payment to TGA of Development Fees and/or IP Milestone Fees. TGA may condition its consent to a Proposed Transfer in any of the foregoing circumstances on CureVac guaranteeing the payment of the Development Fees and IP Milestone Fees and/or the performance of the obligations under this Agreement by the Proposed Assignee, using a form of guarantee approved by TGA. The Party seeking to assign and/or delegate to an Affiliate pursuant to this Subsection shall provide copies of the written commitments by the assignee or delegate (as applicable) and provide evidence establishing such entity’s financial solvency and capacity for performance under the Agreement. Any attempted or actual assignment or delegation which is not made in full compliance with this Subsection shall be void.

(c)	Any assignment or delegation of rights, duties, or obligations shall not relieve the applicable Party (i.e. TGA or CureVac) of any responsibility under this Agreement, and such Party shall be responsible as if the assigned or delegated rights, duties, or obligations were retained by such Party except in case of all or substantially all of its assets or business or that portion of its business pertaining to the subject matter of this Agreement (whether by merger, consolidation or otherwise). This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

14.11	Survival. Any provision of this Agreement that contemplates or governs performance or observance subsequent to termination or expiration will survive the expiration or termination thereof for any reason, including without limitation Section 8) (Indemnification), Section 10, and Section 13.2(d).

14.12	Expenses. Each Party shall bear its own fees and other expenses (including attorneys’ fees) in connection with the negotiation, preparation and execution of this Agreement.

14.13	Counterparts, Execution of Agreement. This Agreement may be executed in several counterparts, all of which shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such executed signature page shall create a valid and binding obligation of the Party executing it (or on whose behalf such signature page is executed) with the same force and effect as if such executed signature page were an original thereof. Changes to this Agreement shall be executed in the same way as laid out in this paragraph.

List of Annexes

Annex 1: Work Order I

Annex 2: Work Order II

Annex 3: Form of Work Order

Annex 4: Confidentiality

Annex 5: TGA Machine Terms and Conditions

Annex 6: Form of Change Order

[Signature Page Follows]

Development and Intellectual Property Agreement	16

Each undersigned Party executes this Development and Intellectual Property Agreement by causing its duly authorized representative(s) to sign below.

Tesla Grohmann Automation GmbH
By:
Printed:
Title:
Date:

CureVac AG
By:
Printed:
Title:
Date:

By:
Printed:
Title:
Date:

Development and Intellectual Property Agreement	17

Each undersigned Party executes this Development and Intellectual Property Agreement by causing its duly authorized representative(s) to sign below.

Tesla Grohmann Automation GmbH
By:	/s/ Lothar Thommes, /s/ Michael Meens
Printed:	Lothar Thommes, Michael Meens
Title:	Managing Director, Managing Director
Date:	2017-12-22

CureVac AG
By:
Printed:
Title:
Date:
By:
Printed:
Title:
Date:

Development and Intellectual Property Agreement	18

Each undersigned Party executes this Development and Intellectual Property Agreement by causing its duly authorized representative(s) to sign below.

Tesla Grohmann Automation GmbH
By:
Printed:
Title:
Date:

CureVac AG
By:	/s/ Dr. Franz-Werner Haas
Printed:	Dr. Franz-Werner Haas
Title:	Chief Corporate Officer
Date:	December 22, 2017
By:	/s/ Dr. Andreas Kirsch
Printed:	Dr. Andreas Kirsch
Title:	VP Legal
Date:	December 22, 2017

Development and Intellectual Property Agreement	19

ANNEX 1: Work Order I

[Attachment]

Development and Intellectual Property Agreement	20

ANNEX 2: Work Order II

Upon finalization and signature by both Parties, Work Order II shall be automatically included in this Annex 2 without any further action of the Parties.

Development and Intellectual Property Agreement	21

ANNEX 3: Form of Work Order

APPROVED WORK ORDER NO. __

1.       Introduction. This Work Order (“Work Order”) is issued under and pursuant to the Development and Intellectual Agreement dated June 16, 2016 (the “Agreement”) by and between Tesla Grohmann Automation GmbH (“TGA”) and CureVac AG (“CureVac”). Capitalized terms used but not defined in this Work Order will have the meanings given them in the Agreement. The Term of this Work Order shall be from [date] (the “Work Order Effective Date”) through [date].

2.       Services and Performance Measurement.

(a)        TGA will perform the following Work pursuant to this Work Order [describe Work, any required resources, any Deliverables, and any deadlines or milestones]:

3.       Acceptance Tests. The Deliverables must pass the following Acceptance tests (if any). If no Acceptance tests are described in this space, each Deliverable shall be deemed to be Accepted if and to the extent that it conforms to the applicable Requirements.

4.       Charges. CureVac will pay TGA for performance of the Work under this Work Order as follows [e.g., fixed price, time and materials, and any deadlines or milestones]:

5.       Additional Services. CureVac may request additional Work after the Work Order Effective Date. Unless otherwise agreed by the Parties in writing, the fees for such Work will be calculated by multiplying the hours worked by TGA personnel by TGA’s then-current billing rates or, if applicable, by the rates quoted by TGA.

Intending to be legally bound, each of the undersigned parties has caused its duly authorized representative to execute this Approved Work Order as of the date last entered below.

Tesla Grohmann Automation GmbH		CureVac AG
By:	By:
Printed:	Printed:
Title:	Title:
Date:	Date:

Development and Intellectual Property Agreement	22

ANNEX 4: Confidentiality

1.       Various Confidentiality Agreements.

a.	TGA and CureVac previously signed Exchange of Confidential Information and Non Disclosure Agreement by and between TGA and CureVac dated November 24, 2015 (the “2015 NDA”).

b.	TGA, CureVac, and Vici AG International (“Vici”) signed a Multiparty Non-Disclosure Agreement dated July 31, 2017 (the “Multiparty NDA”) superseding the 2015 NDA.

c.	TGA and CureVac now agree to the confidentiality obligations of this Annex 4 for purposes of this Agreement. Notwithstanding anything to the contrary in the 2015 NDA and the Multiparty NDA, TGA and CureVac may retain copies of Confidential Information disclosed pursuant to the 2015 NDA or the Multiparty NDA provided that such Confidential Information shall be henceforth subject to the terms and conditions of this Annex 4.

d.	Each Party agrees that, as of the date of signature of this Agreement, it shall not disclose to Vici any Confidential Information received subject to this Annex 4 or the 2015 NDA, except to the extent expressly authorized by the original Disclosing Party (i.e. upon disclosure or later in writing). If and to the extent that a Party discloses any such Confidential Information to Vici, the disclosed Confidential Information shall then be subject to the Multiparty NDA.

2.       Confidential Information. “Confidential Information” shall mean information disclosed by one Party (“Disclosing Party”) to the other Party (“Receiving Party”) including, but not limited to, trade secrets, physical samples, financial, business, sales or technical information, terms of agreements, negotiations or proposals, all data, and such other information disclosed (a) in written or other tangible form and marked “Confidential” or with words of similar import, (b) orally or visually and identified as confidential or proprietary information at the time of disclosure, or (c) under circumstances by which Receiving Party should reasonably understand such information is to be treated as confidential, whether or not marked “Confidential” or otherwise. Confidential Information shall be deemed to include any such information disclosed by TGA or CureVac pursuant to the 2015 NDA or Multiparty NDA (but excluding any information disclosed by a Third Party under the Multiparty NDA).

3.       Purpose. Disclosing Party may disclose Confidential Information to Receiving Party for purposes of fulfilling and facilitating the rights and obligations and objectives of the Parties under the Development and Intellectual Property Agreement (“Purpose”).

4.       Non-Use and Non-Disclosure Obligations. Subject to Section 5 of this NDA and subject to the licenses granted under the Development and Intellectual Property Agreement, Receiving Party shall not: (a) use Disclosing Party’s Confidential Information for any reason, other than as required for the Purpose; or (b) disclose Disclosing Party’s Confidential Information to any individual or third party except to its employees, consultants, directors, and such of their Affiliates that (i) have a “need to know” such Confidential Information for furtherance of the Purpose, and (ii) are bound to confidentiality under terms no less protective than the terms of this NDA (collectively, “Authorized Recipients”). Receiving Party shall implement and maintain appropriate organizational, technical, and administrative security measures, exercising the same degree of care in protecting Disclosing Party’s Confidential Information that it uses for its own confidential information of a similar nature, but in no event less than reasonable care. Promptly after becoming aware of any unauthorized use or disclosure of, and/or unauthorized attempts to access or modify, any of Disclosing Party’s Confidential Information in the custody or control of Receiving Party or its Authorized Recipients, Receiving Party shall notify Disclosing Party in writing and cooperate with Disclosing Party to investigate and mitigate any adverse effects therefrom. Receiving Party shall be responsible for any unauthorized use or disclosure of Confidential Information by any of its Authorized Recipients.

5.       Exceptions. The obligations of Section 4 of this NDA shall not apply to information that: (a) is already known to Receiving Party at the time of disclosure without obligation of confidentiality to Disclosing Party, (b) is or becomes publicly known through no wrongful act or omission of Receiving Party, (c) is rightfully received by Receiving Party from a third party which is without obligation of confidentiality, (d) is approved for release by written authorization of Disclosing Party, or (e) was developed by Receiving Party independently and without the use or benefit of any of the Confidential Information.

Development and Intellectual Property Agreement	23

6.       A disclosure of Confidential Information that is required to be made by Receiving Party pursuant to any request, order or requirement of a court, administrative agency or any other governmental agency shall not be deemed a breach of this NDA, provided that Receiving Party has: (x) immediately notified Disclosing Party in writing of such, request, order or requirement, to the extent permitted by law, (y) given Disclosing Party a reasonable opportunity to contest disclosure or seek an appropriate protective order, and (z) cooperated reasonably with Disclosing Party to narrow the scope of such disclosure to only that portion of the Confidential Information that is necessary to fulfill the request, order or requirement. Each Party is hereby given notice of the immunity set forth in 18 USC § 1833(b).

7.       Ownership. Subject to the licenses granted under this Development and Intellectual Property Agreement all Confidential Information and derivations thereof shall remain the sole and exclusive property of Disclosing Party and no license or other right to such Confidential Information or either Party’s Intellectual Property is granted or implied hereby unless otherwise provided for in the Development and Intellectual Property Agreement.

8.       As-Is Disclosures. Each Disclosing Party warrants that it has the right to disclose any Confidential Information to Receiving Party. Except for the foregoing and unless stated otherwise in this Development and Intellectual Property Agreement: (a) no other warranties are made whether express, implied or statutory, (b) all Confidential Information is provided on an “AS IS” basis, and (c) no representation, warranty, assurance, or guarantee is made by Disclosing Party with respect to the accuracy, performance, completeness, or suitability of the Confidential Information or non-infringement of third-party rights based on use of the Confidential Information by Receiving Party.

9.       Return of Confidential Information. Subject to the licenses granted under this Development and Intellectual Property Agreement Confidential Information, and all copies thereof, remain the property of Disclosing Party. Upon termination of this NDA, expiration of this NDA, or the written request of Disclosing Party, Receiving Party shall promptly return to Disclosing Party all documents, presentations, and other tangible items of Confidential Information furnished by Disclosing Party or, at the request of Disclosing Party, certify in writing that all such Confidential Information has been destroyed; provided, however, that the Receiving Party may retain and use such Confidential Information if and to the extent permitted by this Development and Intellectual Property Agreement. Receiving Party shall also use reasonable efforts to delete all electronic copies of Disclosing Party’s Confidential Information under the Receiving Party’s control. Notwithstanding anything to the contrary herein: (a) no Party will be required to delete electronic Confidential Information stored in back-up/archival storage in accordance with its policies, provided that any such retained Confidential Information will continue to be subject to the terms of this Agreement; and (b) each Party may retain copies of the Confidential Information to the extent required to comply with applicable legal and regulatory requirements, provided, however, that such Confidential Information shall remain subject to the terms and conditions herein.

10.       Survival. Notwithstanding any expiration or termination of this Agreement, the clauses in this Annex shall survive for [*****] following the date of any such expiration or termination of this Development and Intellectual Property Agreement.

11.       Injunctive Relief. The Parties acknowledge and agree that any breach of this NDA by Receiving Party would cause irreparable harm to Disclosing Party for which monetary damages would not provide an adequate remedy. The Parties agree that in the event of such a breach of this NDA, in addition to any other available remedies, Disclosing Party will be entitled to temporary and permanent injunctive relief restraining Receiving Party from disclosing or using, in whole or in part, any Confidential Information.

Development and Intellectual Property Agreement	24

ANNEX 5: TGA Machine Terms and Conditions

With reference to Section 2.6 of the Agreement, the Parties agree to the following terms and conditions in connection with any orders for non-prototype and non-developmental TGA Machines.

1.       Equipment Warranty.

a.	TGA represents and warrants that TGA Machines shall, during the Warranty Period: (i) conform to and operate in accordance with the applicable Specifications, and (ii) be free from defects in material and workmanship (this is the “Equipment Warranty”).

b.       Defined Terms.

i.	The “Warranty Period” for each TGA Machine shall be a period of [*****] after delivery, unless expressly agreed otherwise in writing by the Parties.

ii.	“Specifications” means the specifications and requirements applicable to a TGA Machine, as agreed in writing by both Parties.

c.	EXCEPT AS EXPRESSLY SET FORTH HEREIN, TGA MAKES NO REPRESENTATION NOR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE TGA MACHINES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, TRADE USAGE, OR OTHERWISE, AND WHETHER ORAL, WRITTEN EXPRESS, IMPLIED, OR STATUTORY, ALL OF WHICH ARE HEREBY WAIVED BY CUREVAC, ON BEHALF OF ITSELF AND EACH OF ITS AFFILIATES, AUTHORIZED PURCHASERS, AND LICENSEES.

d.	The EQUIPMENT Warranty shall not apply to any of the following (each, an “Excluded Issue”):

i.	equipment or any products not furnished by TGA;

ii.	if applicable, operation of a system into which the TGA Machine is incorporated where TGA has not provided or expressly approved in writing all components of such system;

iii.	prototype versions of TGA Machines (i.e. Deliverables);

iv.	unless expressly agreed otherwise in writing by the Parties, hardware, equipment, software, and any other items provided to TGA by or for CureVac;

v.	defects or non-conformities to the extent caused by any of the following:

1.	normal wear and tear;

2.	design, software, equipment, data, or material expressly required by CureVac for which TGA does not have any design, development, or verification responsibilities;

3.	installation, maintenance, or use by any party other than TGA or its subcontractors in a manner that does not conform with reasonable and industry-standard written instructions furnished by TGA upon delivery of the TGA Machine;

4.	abnormal use or use by CureVac for a purpose other than the specified and/or agreed purposes at Final Acceptance; or

5.	uncorrected misuse, negligence, modification by CureVac in a manner not approved or authorized by TGA (either in writing, in person or by phone), or any accident for which CureVac is responsible.

Development and Intellectual Property Agreement	25

e.       Procedure for Equipment Warranty.

i.	CureVac will inspect each TGA Machine within a reasonable time after receipt, using Commercially Reasonable Efforts to evaluate whether the TGA Machine conforms to the Equipment Warranty within [*****] after receipt.

ii.	CureVac shall give prompt written notice to TGA if and to the extent that a TGA Machine fails to conform to the Equipment Warranty. If CureVac gives any such notice during the Warranty Period, CureVac shall provide all available information regarding the alleged non-conformity and cooperate reasonably with TGA’s efforts to confirm the existence and nature of the non-conformity. In the event of a disagreement or dispute as to the existence of a non-conformity with respect to the Equipment Warranty, the Parties will designate by mutual agreement a third party that will make the technical determination of the existence of the non-conformity and whether such non-conformity resulted from a breach of the Equipment Warranty.

iii.	If and to the extent that a TGA Machine fails to conform to the Equipment Warranty, TGA will – at TGA’s sole cost, as CureVac’s sole remedy, and as determined by TGA in its sole but reasonable discretion – repair or replace the TGA Machine within a reasonable time after confirming the existence and nature of the non-conformity.

iv.	If TGA repairs or replaces a TGA Machine hereunder which has an Excluded Issue (defined above), TGA may charge its standard rates and fees for such repair or replacement and the repaired or replaced TGA Machine (as applicable) shall count as an additional Machine for purposes of the Development Fee.

Development and Intellectual Property Agreement	26

ANNEX 6: Form of Change Order

Vendor:	Project Name/Description:

Original P.O. #:	Change Order #:
Budget Code:	C.O. Date of Issue:
TGA Lead:	C.O. Effective Date:
Contract Type: Choose an item.
If “Other”, please describe:
TGA VP/Management Approval Required?	Yes ☐	No ☐
Description of Change(s): (e.g., add or remove scope, adjust schedule, adjust pricing, etc.)

Reason for Change(s):

Attachments: (list and attach documents supporting change and justifying cost and schedule impact)

Price Adjustment (no change if blank)	Schedule Adjustment (no change if blank)
Original Contract Price (describe or attach):	Original Schedule (describe or attach):
$
Price Prior to this C.O., with earlier Changes:	Schedule Prior to this C.O., with earlier Changes:
$
New Contract Price based on this Change Order:	New Schedule based on this Change Order:
$

TGA will issue a Change Purchase Order based on the fully-signed Change Order Memorandum.

Tesla Grohmann Automation, GmbH	CureVac AG
Signed:	Signed:
Printed:	Printed:
Title:	Title:
Date:	Date:

Development and Intellectual Property Agreement	27